As filed with the Securities and Exchange Commission on April 23, 2010


                                               Registration No. 333-_____

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              -----------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                              -----------------

                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

                 INDIANA                           35-0827455
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)          Identification No.)

                           400 East Spring Street
                           Bluffton, Indiana 46714
                  (Address of principal executive offices)

                         FRANKLIN ELECTRIC CO., INC.
              NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
                          (Full title of the plan)

                               John J. Haines
             Vice President, Chief Financial Officer & Secretary
                         Franklin Electric Co., Inc.
                           400 East Spring Street
                           Bluffton, Indiana 46714
                   (Name and address of agent for service)

                               (260) 824-2900
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                             Lauralyn G. Bengel
                              Schiff Hardin LLP
                           233 South Wacker Drive
                                 66th Floor
                           Chicago, Illinois 60606
                               (312) 258-5670

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


   Large accelerated filer      /x/                Accelerated filer / /

   Non-accelerated filer        / /        Smaller reporting company / /
   (Do not check if a smaller
   reporting company)



                          -------------------------

                       CALCULATION OF REGISTRATION FEE


                                                                 PROPOSED             PROPOSED
                                               AMOUNT            MAXIMUM               MAXIMUM          AMOUNT OF
                                               TO BE             OFFERING             AGGREGATE        REGISTRATION
   TITLE OF SECURITIES TO BE REGISTERED      REGISTERED     PRICE PER SHARE(1)    OFFERING PRICE(1)        FEE
   ------------------------------------     -----------     -----------------     ----------------     ------------
   Common Stock, par value $.10 per
   share (including related Common           75,000(2)            $34.79             $2,609,250           $186.04
   Stock Purchase Rights)

   Interests in the Plan                        (3)                (3)                   (3)               (3)


   (1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the
        Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Common Stock reported on the National Association of Securities Dealers Automated Quotation System on April 21, 2010.

   (2)  Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan pursuant to this Registration
        Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

   (3)  In addition, pursuant to Rule 416 (c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Franklin Nonemployee
        Directors' Deferred Compensation Plan for which no separate fee is required.




                 STATEMENT PURSUANT TO GENERAL INSTRUCTION E
             OF FORM S-8 "REGISTRATION OF ADDITIONAL SECURITIES"

        The contents of the Registration Statement on Form S-8 (File No. 333-34996), filed by the Registrant with the Securities and Exchange Commission on April 17, 2000, registering shares of its Common Stock, par value $0.10 per share, issuable under the Plan are hereby incorporated by reference.


                                  PART III

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        All information required in this Registration Statement (other than the exhibits and the signature page) is set forth in the Registration Statement on Form S-8 (File No. 333-34996) as described above, and is incorporated herein by reference.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.



                                 SIGNATURES

        THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 19th day of February, 2010.

                                      FRANKLIN ELECTRIC CO., INC.




                                      By:  /s/ R. Scott Trumbull
                                           ----------------------------
                                           R. Scott Trumbull
                                           Chairman of the Board and
                                           Chief Executive Officer

        Each person whose signature appears below appoints each of R. Scott Trumbull and John J. Haines as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Common Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement, and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.



        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                    SIGNATURE                        TITLE                                 DATE
                    ---------                        -----                                 ----

   /s/ R. Scott Trumbull                  Chairman of the Board and                 February 19, 2010
   ------------------------------         Chief Executive Officer
   R. Scott Trumbull                      (Principal Executive Officer)



   /s/ John J. Haines                     Vice President, Chief                     February 19, 2010
   ------------------------------         Financial Officer and
   John J. Haines                         Secretary (Principal Financial
                                          and Accounting Officer)


   /s/ Jerome D. Brady                    Director                                  February 19, 2010
   ------------------------------
   Jerome D. Brady



   /s/ David T. Brown                     Director                                  February 19, 2010
   ------------------------------
   David T. Brown



   /s/ David A. Roberts                   Director                                  February 19, 2010
   ------------------------------
   David A. Roberts



   /s/ David M. Wathen                    Director                                  February 19, 2010
   ------------------------------
   David M. Wathen



   /s/ Howard B. Witt                     Director                                  February 19, 2010
   ------------------------------
   Howard B. Witt



   /s/ Thomas L. Young
   ------------------------------         Director                                  February 19, 2010
   Thomas L. Young






        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on February 19, 2010.

                                           FRANKLIN ELECTRIC CO., INC.
                                           NONEMPLOYEE DIRECTORS DEFERRED
                                           COMPENSATION PLAN



                                           By: /s/ David M. Wathen
                                               --------------------------
                                               David M. Wathen
                                               Chairman, Corporate
                                               Governance Committee



                                           By: /s/ David T. Brown
                                               --------------------------
                                               David T. Brown
                                               Member, Corporate
                                               Governance Committee



                                           By: /s/ David A. Roberts
                                               --------------------------
                                               David A. Roberts
                                               Member, Corporate
                                               Governance Committee



                                           By: /s/ Thomas L. Young
                                               --------------------------
                                               Thomas L. Young
                                               Member, Corporate
                                               Governance Committee




                                EXHIBIT INDEX

   EXHIBIT
   NUMBER    EXHIBIT
   -------   -------

     4.1 Amended and Restated Articles of Incorporation of Franklin Electric Co., Inc. (incorporated herein by reference to the Company's Form 8-K filed on May 3, 2007)

     4.2 By-Laws of Franklin Electric Co., Inc. as amended July 25, 2008 (incorporated herein by reference to Exhibit 3.1 of the Company's Form 8-K filed on July 29, 2008)

     4.3 Rights Agreement dated as of October 15, 1999 between Franklin Electric Co., Inc. and Illinois Stock Transfer Company (incorporated herein by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A dated October 19, 1999)

     4.4 First Amendment to Rights Agreement dated as of December 1, 2006 between Franklin Electric Co., Inc. and LaSalle Bank National Association (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form 8-A/A filed on December 8, 2006)

     4.5 Second Amendment to Rights Agreement dated as of July 11, 2007 between Franklin Electric Co., Inc. and LaSalle Bank National Association (incorporated herein by reference to Exhibit 4.1 to the Company's report on Form 8-K filed on July 16, 2007)

     4.6 Third Amendment to Rights Agreement dated as of September 22, 2008 between Franklin Electric Co., Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.4 to the Company's Registration Statement on Form 8-A/A filed on September 23, 2008)

     4.7 Franklin Electric Co., Inc. Nonemployee Directors' Deferred Compensation Plan (incorporated by reference to Exhibit 10.1 of the Company's Form 10-Q for the first quarter ended on April 1, 2006)

      5      Opinion of Schiff Hardin LLP

     23.1    Consent of Deloitte & Touche LLP

     23.2 Consent of Schiff Hardin LLP (contained in its opinion filed herein as Exhibit 5)

      24 Powers of Attorney (as set forth in the signature pages hereto)